Exhibit 99.1

Press Release

Warwick Valley Telephone Announces Final Vote Results and Committee Assignments

(Warwick, NY, May 5, 2011) Warwick Valley Telephone Company (Nasdaq: WWVY) (the "Company") announced today the final certified results of the votes at its 2011 Annual Meeting of shareholders, held Friday, April 29, 2011.  The following directors were elected for one year terms: Jeffrey D. Alario, Duane W. Albro, Douglas B. Benedict, Kelly C. Bloss, Robert J. DeValentino, Thomas H. Gray, and Douglas J. Mello.  The shareholders approved the selection of WithumSmith+Brown, P.C. as the Company’s independent accountants for the year ending December 31, 2011.

Matters voted on at the meeting and the results of each vote are as follows:

		Votes For	Votes Against		Abstain	Broker Non-Votes
Proposal I	To fix the number of directors at seven until the next annual meeting of shareholders.	4,421,636	227,607		24,417	0
		Votes For	Authority Withheld			Broker Non-Votes
Proposal II	Election of directors:
	Jeffrey D. Alario	3,013,932	104,388			1,555,340
	Duane W. Albro	3,016,339	101,981			1,555,340
	Douglas B. Benedict	3,009,213	109,107			1,555,340
	Kelly C. Bloss	2,997,737	120,583			1,555,340
	Robert J. DeValentino	3,016,189	102,131			1,555,340
	Thomas H. Gray	2,997,516	120,804			1,555,340
	Douglas J. Mello	3,003,477	114,843			1,555,340

		Votes For	Votes Against		Abstain	Broker Non-Votes
Proposal III	To approve the Amended and Restated Warwick Valley Telephone Company 2008 Long-Term Incentive Plan	2,642,047	400,998		75,275	1,555,340

		Votes For	Votes Against		Abstain	Broker Non-Votes
Proposal IV	To approve, on an advisory basis, the compensation of our named executive officers	2,646,643	419,975		51,702	1,555,340

		Votes for 1 Year	Votes for 2 Years	Votes for 3 Years	Abstain	Broker Non-Votes
Proposal V	To recommend, on an advisory basis, the frequency of shareholder advisory votes on the compensation of our named executive officers.	2,867,965	85,606	116,069	48,680	1,555,340

		Votes For	Votes Against		Abstain	Broker Non-Votes
Proposal VI	To ratify the selection of WithumSmith+Brown, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2011.	4,597,167	52,992		23,501	0

At the Company’s Annual Organizational Meeting, held on the day of the Annual Meeting, the Board of Directors elected the following persons to the positions set forth opposite their names:

Robert J. DeValentino	Chairman of the Board
Jeffrey D. Alario	Vice Chairman of the Board
Duane W. Albro	President & Chief Executive Officer
Kenneth H. Volz	Vice President, Chief Financial Officer, Treasurer
Anthony Cipollone	Corporate Secretary
Dorinda M. Masker	Assistant Corporate Secretary

Also, at the Company’s Annual Organizational Meeting, the following committee assignments were approved:

Governance & Nominating Committee	Kelly C. Bloss, Chair
Robert J. DeValentino
Douglas J. Mello

Audit Committee	Jeffrey D. Alario-Chair
Douglas B. Benedict
Robert J. DeValentino

Compensation Committee	Douglas B. Benedict-Chair
Kelly Bloss
Douglas J. Mello

Contact:	Warwick Valley Telephone Company
Duane W. Albro
President & CEO
845-986-2100